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                                                                      Exhibit 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Protection One, Inc. to issue 2,000,000 shares of common stock, $.01 par value, for the Protection One 401(k) Plan, of our report dated March 10, 2000 incorporated by reference in Protection One, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Kansas City, Missouri
      June 26, 2000